UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2014

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Results of Operations and Financial Conditions.

Pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 and between the parties thereto, as amended (the “GUC Trust Agreement”), Wilmington Trust Company, acting solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator,” and the trust referred to as the “GUC Trust”), is required to file certain GUC Trust Reports (as such term is defined in the GUC Trust Agreement) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In addition, pursuant to that certain Bankruptcy Court Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, the GUC Trust Administrator is required to file certain quarterly variance reports as described in the third sentence of Section 6.4 of the GUC Trust Agreement (the “Budget Variance Report”) with the Bankruptcy Court.

On October 24, 2014, the GUC Trust Administrator filed the GUC Trust Report required by Section 6.2(c) of the GUC Trust Agreement, together with the Budget Variance Report, each for the fiscal quarter ended September 30, 2014.

A copy of the Bankruptcy Court filing is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

Pursuant to the GUC Trust Agreement, the GUC Trust Administrator is required to provide on an annual basis the projected budget (the “Budget”) for certain categories of expenses (“Wind-Down Costs”), other than Reporting and Transfer Costs (as defined in the GUC Trust Agreement), to FTI Consulting, Inc., in its capacity as the trust monitor of the GUC Trust (the “GUC Trust Monitor”) and to the DIP Lenders (as defined in the GUC Trust Agreement). The GUC Trust Agreement further provides that the GUC Trust Administrator may update the Budget on a quarterly basis and submit such updated Budget to the GUC Trust Monitor and the DIP Lenders. Furnished as Exhibit 99.2 to this Form 8-K is a copy of the updated calendar-year 2014 Budget for Wind-Down Costs. The foregoing updated Budget is subject to revision by the GUC Trust Administrator, according to the procedures specified in the GUC Trust Agreement. Such Budget was developed based upon assumptions and estimates about future events which could change in the future due to various risks and uncertainties, including those specified under the heading “Forward Looking Statements” in Item 2 (“Management’s Discussion and Analysis”) of the Form 10-Q filed on August 12, 2014, and in Item 1A (“Risk Factors”) of the Form 10-K filed on May 22, 2014. As a result, actual Wind-Down Costs could be materially higher or lower than the amounts presented in Exhibit 99.2, which could materially affect the value of the units of beneficial interest in the GUC Trust (“GUC Trust Units”). Holders of such securities should carefully consider such risks and uncertainties before making any decisions with respect to such securities.

Item 8.01	Other Events.

Pursuant to section 5.4 of the GUC Trust Agreement, the GUC Trust is required to make quarterly liquidating distributions to holders of GUC Trust Units to the extent that (i)(a) certain previously disputed claims asserted against the estates of Motors Liquidation Company and its affiliated debtors are either disallowed or otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such disallowed or resolved claims) or (b) certain GUC Trust assets that were previously set aside from distribution are released in the manner permitted under the GUC Trust Agreement, and (ii) as a result of the foregoing, the amount of GUC Trust assets available for distribution (the “Excess GUC Trust Distributable Assets”) as of the end of the relevant quarter exceeds certain thresholds set forth in the GUC Trust Agreement.

Accordingly, the GUC Trust today announced that it anticipates making a distribution of Excess GUC Trust Distributable Assets (an “Excess Distribution”) on or about November 12, 2014, to the holders of record of the GUC Trust Units as of November 4, 2014, in the following numbers/amounts per GUC Trust Unit:

•	0.116561 shares of common stock of General Motors Company (“New GM Common Stock”);

•	0.105964 warrants to purchase New GM Common Stock, with an exercise price set at $10.00 per share (“New GM Series A Warrants”);

•	0.105964 warrants to purchase New GM Common Stock, with an exercise price set at $18.33 per share (“New GM Series B Warrants” and, collectively with any New GM Common Stock and New GM Series A Warrants, “New GM Securities”); and

•	$0.104905 in cash held by the GUC Trust in respect of dividends received on account of New GM Common Stock (“GUC Trust Dividend Assets”).

The exact timing of the allocation and distribution of Excess GUC Trust Distributable Assets, however, is subject to the rules and procedures of the Financial Industry Regulatory Authority and The Depository Trust Company. In addition, all distributions to holders of GUC Trust Units are subject to the procedures of The Depository Trust Company and its participants, and each holder’s allocated amount may vary slightly due to rounding. A copy of the notice to holders of GUC Trust Units regarding the Excess Distribution, which was provided today to the Depository Trust Company, is furnished as Exhibit 99.3 to this Form 8-K.

The following table summarizes the changes in the New GM Securities and GUC Trust Dividend Assets that comprise the GUC Trust’s distributable assets (i) as of September 30, 2014 and (ii) as of October 24, 2014, pro forma for the Excess Distribution described above; however, the numbers of New GM Securities and amounts of GUC Trust Dividend Assets set out as “Distributable Assets” do not directly relate to Net Assets in Liquidation or any other number appearing in the GUC Trust’s financial statements prepared in accordance with U.S. GAAP:

	New GM Common Stock	New GM Series A Warrants	New GM Series B Warrants	GUC Trust Dividend Assets (Cash)
	(Numbers of New GM Securities and Amounts of GUC Trust Dividend Assets)
Distributable Assets as of September 30, 2014 (1)	7,244,108	6,585,443	6,585,443	$4,346,465
Adjustments to “Set Aside” GUC Trust assets (2)	3,278,659	2,980,598	2,980,598	560,850
Pro Forma Adjustment for the Excess Distribution (3)	(3,712,897)	(3,375,361)	(3,375,361)	(3,341,607)
GUC Trust Dividend Assets Received September 2014				4,563,175

Distributable Assets as of October 24, 2014, Pro Forma for Excess Distribution	6,809,870	6,190,680	6,190,680	$6,128,883

(1)	Reflects the numbers of New GM Securities and amounts of GUC Trust Dividend Assets shown as “GUC Trust Distributable Assets” (Row B), on the GUC Trust Report included as Exhibit 99.1 to this Form 8-K.

(2)

Reflects an aggregate reduction in the number of New GM Securities and amount of GUC Trust Dividend Assets set aside from distribution as compared to the number and amount (respectively) previously set aside as of June 30, 2014, with such aggregate reduction composed of (A) an overall decrease in the number of New GM Securities and amount of GUC Trust Dividend Assets previously included in the set aside described as the “Taxes on Distribution Holdback” shown in Row D on the report included as Exhibit 99.1 to this Form 8-K (the “Taxes on Distribution Holdback”), with such reduction due principally to the GUC Trust’s filing of a prompt determination of tax liability pursuant to 11 U.S.C. § 505(b) for the GUC Trust’s tax year ended March 31, 2014 and the passage of the related statutory time period without receipt of notification of an audit from the Internal Revenue Service (the “Tax Filing”), partially offset by (B) an overall increase in the number New GM Securities and amount of GUC Trust Dividend Assets comprising the set asides described as the “Additional Holdback” and the “Reporting and Transfer Holdback” shown in Row D on the report included as

Exhibit 99.1 to this Form 8-K. For additional information regarding the methodology for calculating such “set aside” amounts, see the disclosure under the heading “Net Assets in Liquidation—New GM Securities Set Aside from Distribution” in Item 2 (“Management’s Discussion and Analysis”) of Part I of the Form 10-Q filed with the Securities and Exchange Commission on August 12, 2014.

(3)	Pro forma for the Excess Distribution described in this Form 8-K above. The aggregate amount of Excess GUC Trust Distributable Assets comprising the Excess Distribution is composed of (i) 3,435,657 shares of New GM Common Stock (the “Released Common Stock”), 3,123,325 warrants of each class of warrants (the “Released Warrants,” and together with the Released Common Stock, the “Released Securities”), and $3,092,092 of GUC Trust Dividend Assets, which collectively reflect the number of New GM Securities and amount of GUC Trust Dividend Assets which became available for distribution primarily as a result of the effects of the Tax Filing, and (ii) 277,240 shares of New GM Common Stock, 252,036 warrants of each class of warrants and $249,515 of GUC Trust Dividend Assets previously included in the Taxes on Distribution Holdback and subsequently released as a result of an adjustment to the methodology for calculating the Taxes on Distribution Holdback, solely as it relates to the Released Securities.

As described in the disclosure under the heading “Net Assets in Liquidation—New GM Securities Set Aside from Distribution” in Item 2 (“Management’s Discussion and Analysis”) of Part I of the Form 10-Q filed with the Securities and Exchange Commission on August 12, 2014, the GUC Trust’s methodology for calculating the potential tax liability supporting the Taxes on Distribution Holdback is estimated by applying the applicable U.S. federal income tax rate to estimates of potential capital gains. Potential capital gains are estimated by comparing the highest closing price for the New GM Securities since December 15, 2011, against the tax basis of the New GM Securities on December 15, 2011 (based on the date of transfer of record ownership of the New GM Securities to the GUC Trust from Motors Liquidation Company) (the “Taxable Gain Calculation”). Solely for the purposes of the Excess Distribution, the GUC Trust Administrator modified the Taxable Gain Calculation associated with the Released Securities by applying the applicable U.S. federal income tax rate to estimated potential capital gains on the Released Securities, which were calculated by comparing the trailing twelve month average closing prices for the New GM Securities comprising the Released Securities against the tax basis of the New GM Securities on December 15, 2011 (based on the date of transfer of record ownership of the New GM Securities to the GUC Trust from Motors Liquidation Company). This modification of the Taxable Gain Calculation applies only to the Released Securities, and has the effect of increasing the number of New GM Securities and GUC Trust Dividend Assets comprising the Excess Distribution over the number that would otherwise be available for distribution when using the GUC Trust’s unmodified Taxable Gain Calculation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Bankruptcy Court Filing

99.2	Updated 2014 Budget for Wind-Down Costs

99.3	Notice to Holders of GUC Trust Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2014

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bankruptcy Court Filing

99.2	Updated 2014 Budget for Wind-Down Costs

99.3	Notice to Holders of GUC Trust Units